EXECUTION COPY


                          JCP&L TRANSITION FUNDING LLC

                  $320,000,000 TRANSITION BONDS, SERIES 2002-A

                                   ----------

                             UNDERWRITING AGREEMENT

                                                                    June 4, 2002


Goldman, Sachs & Co.
  As representative of the several Underwriters named in Schedule I hereto
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

      1. Introduction. JCP&L Transition Funding LLC, a Delaware limited liability company (the "Bond Issuer"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, an aggregate of $320,000,000 principal amount of Transition Bonds, Series 2002-A (the "Bonds"). If the firm or firms listed in
Schedule I hereto include only the firm or firms listed in Schedule II hereto, then the terms "Underwriters" and "Representative", as used herein, shall each be deemed to refer to such firm or firms.

      The Bond Issuer was formed as a Delaware limited liability company on February 24, 2000 pursuant to a Certificate of Formation of the Bond Issuer, as filed in the office of the Secretary of State of the State of Delaware on such date and a limited liability company agreement (as such agreement may be amended, the "Issuer Limited Liability Company Agreement") dated February 24, 2000 with JCP&L Transition, Inc., a New Jersey corporation ("JCP&L Transition"), as sole member of the Bond Issuer. On February 19, 2002, JCP&L Transition assigned, transferred and conveyed all of its limited liability company interest in the Bond Issuer to Jersey Central Power & Light Company, a New Jersey corporation ("JCP&L" or the "Seller"), and on such date JCP&L Transition ceased to be a member of the Bond Issuer. The Bonds will be issued pursuant to an Indenture to be dated on or about June 11, 2002 (as amended and supplemented from time to time, including all Supplemental Indentures establishing series of Transition Bonds, the "Indenture"), between the Bond Issuer and The Bank of New York, a banking corporation organized under the laws of the State of New York, as indenture trustee (the "Indenture Trustee"). The Bonds will be secured primarily by, and payable solely from, bondable transition property (the "Bondable Transition Property"), which is a presently existing property right created by an order of the New Jersey Board of Public Utilities (the "BPU") dated February 6, 2002 in Docket No. EF99080615 (the "Financing Order") in accordance with the provisions of the New Jersey Electric Discount and Energy Competition Act of 1999 (the "Statute"). The Financing Order authorized JCP&L to sell, pledge or assign any or all of its interest in the Bondable Transition


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Property created thereunder to the Bond Issuer. JCP&L will assign all of its right, title and interest in, to and under such Bondable Transition Property, to the extent JCP&L has any right, title and interest therein, thereto or thereunder, to the Bond Issuer in a sale agreement to be dated on or about June 11, 2002 (the "Sale Agreement"). Pursuant to the Indenture, the Bond Issuer will pledge to the Indenture Trustee, as trustee for the benefit of the Holders of the Bonds, all of its right, title and interest in, to and under, among other things, the Bondable Transition Property as security for the Bonds. The Bondable Transition Property will be serviced pursuant to a servicing agreement to be dated on or about June 11, 2002 (as amended and supplemented from time to time, the "Servicing Agreement"), between JCP&L, as servicer, and the Bond Issuer. JCP&L is a wholly-owned subsidiary of FirstEnergy Corp., an Ohio corporation.

      Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Indenture. The Financing Order provides that Bondable Transition Property arises and constitutes a vested, presently existing property right only upon the transfer thereof to an assignee and the receipt of consideration therefor; nonetheless, for convenience of reference, this Agreement refers to transfers and vesting of Bondable Transition Property before such property may have come into existence.

      2. Representations and Warranties. Each of JCP&L and the Bond Issuer (collectively, the "Companies") represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2. Certain terms used in this Section 2 are defined in paragraph (c) hereof.

            (a) If the offering of the Bonds is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Bonds is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

                  (i) The Bond Issuer and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act"), and the Bond Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (file number 333-31250) on such Form, including a base prospectus, for registration under the Act of the offering and sale of the Bonds. The Bond Issuer may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, and in the form heretofore delivered to you, has become effective. The offering of the Bonds is a Delayed Offering and, although the base prospectus may not include all the information with respect to the Bonds and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the base prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Bond Issuer will next file with the SEC pursuant to Rules 415 and 424(b)(2) or
      (5) a final supplement to the form of prospectus included in such registration statement relating to the Bonds and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Bonds and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes


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      (beyond that contained in the base prospectus and any Preliminary Final
      Prospectus) as the Bond Issuer has advised you, prior to the Execution Time, will be included or made therein.

                  (ii) The Bond Issuer and the Bonds meet the requirements for the use of Form S-3 under the Act and the Bond Issuer has filed with the SEC a registration statement (file number 333-31250) on such Form, including a base prospectus, for registration under the Act of the offering and sale of the Bonds. The Bond Issuer may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Bond Issuer will next file with the SEC either (x) a final prospectus supplement relating to the Bonds in accordance with Rules 430A and 424(b)(1) or (4), or (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Bond Issuer has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Bonds and the offering thereof. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Bonds and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the base prospectus and any Preliminary Final Prospectus) as the Bond Issuer has advised you, prior to the Execution Time, will be included or made therein.

            (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules and regulations thereunder; when filed with the SEC, the documents incorporated by reference in the Final Prospectus will comply in all material respects with the Exchange Act and the rules and regulations thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules and regulations thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Indenture Trustee (the "Form T-1") or (ii)


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the information contained in or omitted from the Registration Statement or the
Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Bond Issuer by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

            (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The term "base prospectus" shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement or amendment to the base prospectus which describes the Bonds and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Bonds that is first filed pursuant to Rule 424(b) after the Execution Time, together with the base prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Bonds, including the base prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including all documents, exhibits and financial statements incorporated therein by reference, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Bonds and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the base prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include all documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the base prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the base prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the base prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of Bonds which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rule 430A, all information (other than Rule 430A Information) with respect to the Bonds so offered must be included in such registration statement at the effective date


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


thereof. A "Delayed Offering" shall mean an offering of Bonds pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the Bonds so offered. Whether the offering of the Bonds is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

            (d) PricewaterhouseCoopers LLP, the accountants who certified certain financial statements of the Bond Issuer included in the Final Prospectus, are independent public accountants as required by the Act and the rules and regulations of the SEC thereunder.

            (e) The financial statements included in the Final Prospectus present fairly the financial position of the Bond Issuer as at the dates and for the periods specified and, except as otherwise stated in the Final Prospectus, such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis during the periods involved. The Bond Issuer has no material contingent obligation which is not disclosed in the Final Prospectus.

            (f) JCP&L has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with corporate power and authority to own, lease or operate its properties and conduct its business as described in the Final Prospectus.

            (g) JCP&L has no significant subsidiary, as defined in Rule 1-02 of Regulation S-X of the SEC.

            (h) JCP&L is not in violation of or default under its articles or certificate of incorporation, by-laws or other organizational documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any mortgage or any material contract, lease, bond or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order, which conflict, breach, violation or default could be material to the issuance and sale of the Bonds; and the execution and delivery of this Agreement, the Sale Agreement, and the Servicing Agreement, the incurrence of the obligations set forth herein and therein and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the articles or certificate of incorporation or by-laws of JCP&L or any mortgage, contract, lease, bond or other instrument to which JCP&L is a party or by which it may be bound, or any law, administrative regulation or administrative, arbitration or court order, which conflict, breach, violation or default could be material to the issuance and sale of the Bonds or have a material adverse effect on the business, properties or condition, financial or otherwise, of, or on the earnings or business prospects of, JCP&L or the Bond Issuer required to be disclosed that has not been disclosed in the Final Prospectus.

            (i) The Bond Issuer has been duly formed and is validly existing as a Delaware limited liability company and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under this Agreement, the Sale Agreement, the Servicing


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Agreement, the administration agreement to be dated on or about June 11, 2002 between GPU Service, Inc. and the Bond Issuer (the "Administration Agreement"), the Indenture and the Bonds.

            (j) The Bond Issuer is not in violation of or default under its Certificate of Formation, the Issuer Limited Liability Company Agreement or other organizational documents or any material contract, lease, bond or other instrument to which it is a party or by which it may be bound, or materially in violation of any law, administrative regulation or administrative, arbitration or court order, except in each case to such extent as may be set forth in the Final Prospectus; and the execution and delivery of this Agreement, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Indenture and the Bonds, the incurrence of the obligations set forth herein and therein and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, any mortgage, contract, lease, bond or other instrument to which the Bond Issuer is a party or by which it may be bound, or any law, administrative regulation or administrative, arbitration or court order.

            (k) Except as set forth in any filings made by JCP&L with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act ("Exchange Act Reports") prior to the Execution Time, there is no pending or, to the knowledge of the Bond Issuer and JCP&L, threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving JCP&L or the Bond Issuer or any of their respective properties which, if determined adversely to JCP&L or the Bond Issuer, could be material to the issuance and sale of the Bonds or would individually or in the aggregate have a material adverse effect on the business, properties or condition, financial or otherwise, or on the earnings or business prospects of JCP&L or the Bond Issuer.

            (l) This Agreement has been duly authorized, executed and delivered by JCP&L and the Bond Issuer.

            (m) Each of the Sale Agreement and the Servicing Agreement has been duly authorized by JCP&L and, when executed and delivered by JCP&L, will constitute a legal, valid and binding instrument enforceable against JCP&L in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other similar laws or equitable principles affecting the enforcement of creditors' rights generally from time to time in effect).

            (n) The Sale Agreement, the Servicing Agreement, the Indenture and the Administration Agreement have been duly authorized by the Bond Issuer and, when executed and delivered by the Bond Issuer, will constitute legal, valid and binding instruments enforceable against the Bond Issuer in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other similar laws or equitable principles affecting the enforcement of creditors' rights generally from time to time in effect).

            (o) The issuance and sale of the Bonds in accordance with the terms of this Agreement have been duly and validly authorized by the necessary action of the Bond Issuer; the Bonds, when duly executed, authenticated and delivered against payment of the agreed consideration therefor, will be entitled to the benefits provided by the Indenture and will constitute valid and enforceable


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obligations in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer or other similar laws or equitable principles affecting the enforcement of creditors' rights generally from time to time in effect); and the Bonds and the Indenture conform to the descriptions thereof contained in the Final Prospectus.

            (p) No consent, approval, authorization or other order of any governmental authority is legally required for the execution, delivery and performance of this Agreement by the Bond Issuer and JCP&L and the consummation of the transactions contemplated hereby, except such as have been obtained under the Act and the Statute and are expected to be obtained under the Public Utility Holding Company Act of 1935, and such as may be required under the "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Bonds by the Underwriters.

      Any certificate signed by any officer of any of the Companies and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Company to each Underwriter as to the matters covered thereby.

      3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Bond Issuer agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Bond Issuer, at the purchase price percentage for each class of Bonds set forth on Schedule II hereto, the respective principal amount of each class of Bonds set forth opposite the name of each Underwriter on Schedule II hereto.

      4. Delivery and Payment. Delivery of and payment for the Bonds shall be made at 10:00 a.m. (New York City time) on June 11, 2002 (or such later date not later than five business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Bond Issuer or as provided in Section 10 hereof (such date and time of delivery and payment for the Bonds being herein called the "Closing Date"). Delivery of the Bonds shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to the Bond Issuer by wire transfer of immediately available funds. Delivery of the Bonds shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date. The Bonds to be so delivered shall be initially represented by Bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Bonds will be represented by book entries on the records of DTC and participating members thereof. Definitive Bonds will be available only under limited circumstances described in the Final Prospectus.

      The Bond Issuer agrees to have the Bonds available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

      5. Covenants.


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            (a) Covenants of the Bond Issuer. The Bond Issuer covenants and agrees with the several Underwriters that:

                  (i) The Bond Issuer will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Bonds, the Bond Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the base prospectus unless the Bond Issuer has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Bond Issuer will cause the Final Prospectus, properly completed in a form approved by you, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the prescribed period and will provide evidence satisfactory to the Representative of such timely filing. During the period from the Execution Time until the time when a prospectus relating to the Bonds is no longer required to be delivered under the Act, the Bond Issuer will promptly advise the Representative (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Bonds, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the SEC for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Bond Issuer of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Bond Issuer will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (ii) If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Bond Issuer promptly will (i) prepare and file with the SEC, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented prospectus to you in such quantities as you may reasonably request.

                (iii) As soon as practicable but no later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Bond Issuer will make generally available to


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      the holders of the Bonds and to the Representative an earnings statement or statements of the Bond Issuer which will satisfy the provisions of
      Section 11(a) of the Act and Rule 158 under the Act.

                 (iv) The Bond Issuer will furnish to each of the Representative and counsel for the Underwriters, without charge, one executed copy of the Registration Statement and of the Form T-1 (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request. The Final Prospectus shall be delivered to the Representative prior to 10:00 a.m. (New York City time) on the second business day succeeding the Execution Date. The Bond Issuer shall cause the proceeds of the issuance and sale of the Bonds to be applied for the purposes described in the Final Prospectus and shall comply with Rule 463 under the Act. The Bond Issuer will pay the expenses of printing or other production of all documents relating to the offering.

                  (v) The Bond Issuer will arrange for the qualification of the Bonds for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Bonds and will arrange for the determination of the legality of the Bonds for purchase by institutional investors; provided, that in no event shall the Bond Issuer be obliged to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Bonds, in any jurisdiction where it is not now so subject.

                 (vi) Until 90 days after the Closing Date, the Bond Issuer will not, without the written consent of the Representative, offer, sell or contract to sell, participate in the sale or offering of, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Bonds).

                (vii) For a period from the date of this Agreement until the retirement of the Bonds, or until such time as no Underwriter acts as a market-maker in the Bonds, whichever occurs first, the Bond Issuer will deliver to the Representative the annual statements of compliance and the annual independent auditor's servicing report furnished to the Bond Issuer or the Indenture Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and report are furnished to the Bond Issuer or the Indenture Trustee.

               (viii) So long as any of the Bonds are outstanding, or until such time as no Underwriter acts as a market-maker in the Bonds, whichever occurs first, the Bond Issuer will furnish to the Representative (i) as soon as available, a copy of each report filed by it with the SEC under the Exchange Act, or mailed to Holders of the Bonds, (ii) a copy of any filings with the BPU pursuant to the Financing Order, and (iii) from time to time, any information concerning JCP&L or the Bond Issuer, as the Representative may reasonably request.


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                 (ix) To the extent, if any, that any rating necessary to
      satisfy the condition set forth in Section 7(k) hereof is conditioned upon the furnishing of documents or the taking of other actions by the Bond Issuer on or after the Closing Date, the Bond Issuer shall furnish such documents and take such other actions.

                  (x) The Bond Issuer will file with the SEC a report on Form 8-K setting forth all Computational Materials and ABS Term Sheets (as such terms are hereinafter defined) provided to the Bond Issuer by any Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters (as hereinafter defined); provided, however, that, prior to any filing of the Computational Materials and ABS Term Sheets by the Bond Issuer, such Underwriter must comply with its obligations pursuant to Section 6 hereof, and the Bond Issuer must receive, prior to the Closing, a letter from PricewaterhouseCoopers LLP, certified public accountants, satisfactory in form and substance to the Bond Issuer and such Underwriter, to the effect that such accountants have performed specified procedures, all of which have been agreed to by the Bond Issuer and such Underwriter, as a result of which they have determined that the information included in the Computational Materials and ABS Term Sheets (if any), provided by such Underwriter to the Bond Issuer for filing on Form 8-K pursuant to said
      Section 6 and this Section 5(a)(x), and which the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Bond Issuer and such Underwriter to be material. The Bond Issuer shall file any corrected Computational Materials or ABS Terms Sheets described in Section 6(a)(iv) hereof as soon as practicable following receipt thereof.

            (b) Covenants of JCP&L. JCP&L covenants and agrees with the several Underwriters that, to the extent that the Bond Issuer has not already performed such act pursuant to Section 5(a) hereof:

                  (i) JCP&L will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. JCP&L will use its best efforts to prevent the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (ii) JCP&L will cause the proceeds of the issuance and sale of the Bonds to be applied for the purposes described in the Final Prospectus.

                (iii) Until 90 days after the Closing Date, JCP&L will not, without the written consent of the Representative, offer, sell or contract to sell, participate in the sale or offering of, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Bonds).

                 (iv) So long as any of the Bonds are outstanding, or until such time as no Underwriter acts as a market-maker in the Bonds, whichever occurs first, and JCP&L is the Servicer, JCP&L will furnish to the Representative (i) as soon as available, a copy of each report of JCP&L filed with the SEC under the Exchange Act, or mailed to holders of the

      Bonds, (ii) a copy of any filings with the BPU pursuant to the Financing Order, and (iii) from time to time, any information concerning JCP&L and the Bond Issuer, as the Representative may reasonably request.

                  (v) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 7(k) hereof is conditioned upon the furnishing of documents or the taking of other actions by JCP&L on or after the Closing Date, JCP&L shall furnish such documents and take such other actions.

                 (vi) If, at any time when a prospectus relating to the Bonds is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if, during the period from the Execution Time until the time when a prospectus relating to the Bonds is no longer required to be delivered under the Act, it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, JCP&L promptly will (i) prepare and file with the SEC, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented prospectus to the Representative in such quantities as the Representative may reasonably request.

      6. Offering by Underwriters.

            (a) In connection with the offering of the Bonds, each Underwriter may prepare and provide to prospective investors (x) items similar to computational materials ("Computational Materials"), as defined in the no-action letter of May 20, 1994 issued by the SEC to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the SEC in response to the request of the Public Securities Association dated May 24, 1994, as well as the no-action letter of February 17, 1995 issued by the SEC to the Public Securities Association (the "PSA Letter") (collectively, the "No-Action Letters") and (y) items similar to ABS term sheets ("ABS Term Sheets") as defined in the PSA Letter, subject to the following conditions:

                  (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Schedule III. The Bond Issuer shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this Section 6(a)(i) will be satisfied if all Computational Materials and ABS Term Sheets referred to herein bear a legend in a form previously approved in writing by the Bond Issuer.

                 (ii) Such Underwriter shall provide to the Bond Issuer, for approval by the Bond Issuer, representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Bond Issuer for use by such Underwriter. Such Underwriter shall provide to the Bond Issuer, for filing on Form 8-K as provided in Section 5(a)(x) hereof, copies (in such format as required by the Bond Issuer) of all Computational Materials and ABS Term Sheets that are required to be filed with the SEC pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Computational Materials and ABS Term Sheets described in this Section 6(a)(ii) must be provided to the Bond Issuer not later than 10:00 a.m. New York City time one business day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter shall not provide to any investor or prospective investor in the Bonds any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials or ABS Term Sheets are required to be provided to the Bond Issuer pursuant to this Section 6(a)(ii) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Bond Issuer in accordance with this Section 6(a)(ii) for filing pursuant to Section 5(a)(x) hereof), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Final Prospectus to such investor or prospective investor.

                (iii) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Registration Statement as set forth therein. However, the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets are based on assumptions with respect to the information, whether in written or electronic format or otherwise, regarding the Bondable Transition Property provided to the Underwriters by or on behalf of the Seller or the Bond Issuer (the "Bondable Transition Property Information") that differ from the final Bondable Transition Property Information in any material respect or on Bond structuring terms that were revised in any material respect prior to the printing of the Final Prospectus, the Underwriters shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Bondable Transition Property Information and structuring assumptions, deliver with the Final Prospectus such revised Computational Materials and ABS Term Sheets to each recipient of the preliminary versions thereof that indicated orally to any Underwriter that such recipient would purchase all or any portion of the Bonds, and include such revised Computational Materials and ABS Term Sheets (marked "AS REVISED") in the materials delivered to the Bond Issuer pursuant to
      Section 6(a)(ii) hereof. The expenses of each Underwriter relating to the preparation and transmission of its Computational Materials and ABS Term Sheets, including, without limitation, fees and expenses of accountants, shall be the responsibility of the Bond Issuer.

                 (iv) The Bond Issuer shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission; provided, that, at the request of any Underwriter, the Bond Issuer will file Computational Materials or ABS

      Term Sheets that contain a material error or omission if clearly marked "SUPERSEDED BY MATERIALS DATED __________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "MATERIAL PREVIOUSLY DATED __________ AS CORRECTED". If, within the period during which a prospectus relating to the Bonds is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Bond Issuer or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Bonds, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked "AS CORRECTED") to the Bond Issuer for filing with the SEC in a subsequent Form 8-K submission (subject to the Bond Issuer's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which the parties acknowledge shall be at the expense of the Bond Issuer).

                  (v) Each Underwriter shall be deemed to have represented, as of the Closing Date, that, except for Computational Materials and ABS Term Sheets provided to the Bond Issuer pursuant to Section 6(a)(ii) hereof, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Bonds that is required to be filed with the SEC in accordance with the No-Action Letters.

                 (vi) In the event any delay in the delivery by any Underwriter to the Bond Issuer of all Computational Materials and ABS Term Sheets required to be delivered in accordance with Section 6(a)(ii) hereof, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5(a)(x) hereof, the Bond Issuer shall have the right to delay the release of the Final Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions, in each case set forth in Section 5(a)(x) hereof, to file the Computational Materials and ABS Term Sheets by the time specified therein.

                (vii) Each Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures that it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Bonds.

            (b) Each Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials or ABS Term Sheets prior to the date hereof in connection with the offering of the Bonds, all of the conditions set forth in Section 6(a) hereof have been satisfied with respect thereto.

      7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to (i) the accuracy of the respective representations and warranties (A) on the part of the Companies contained herein as of the Execution Time and the Closing Date, (B) on the part of JCP&L contained in Article III of the Sale Agreement and (C) on the part of JCP&L, in its capacity as Servicer, contained in Section 5.01 of the Servicing Agreement, all as of the Closing Date, (ii) the accuracy of the statements of the Bond Issuer and JCP&L made in any certificate pursuant to the provisions hereof, (iii) the performance by the Companies of their respective obligations hereunder and (iv) the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. (New York City time), on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. (New York City time) on such date, or (ii) 12:00 Noon (New York City time) on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. (New York City time) on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b) and shall have been delivered to the Representative as required by Section 5(a)(iv) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Representative and the Rating Agencies shall have received opinions from Thelen Reid & Priest LLP, counsel to each of the Companies, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect or in the forms set forth in Exhibits A-N hereto.

            (c) The Representative and the Rating Agencies shall have received an opinion from Richards, Layton & Finger, P.A., special Delaware counsel for the Bond Issuer, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit O hereto.

            (d) The Representative and the Rating Agencies shall have received an opinion of Seward & Kissel LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) the Indenture Trustee is validly existing as a banking corporation in good standing under the laws of the State of New York;

                 (ii) the Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding instrument enforceable against the Indenture Trustee in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

                (iii) the Bonds have been duly authenticated by the Indenture Trustee.

            (e) The Representative and the Rating Agencies shall have received the opinion of Carter, Ledyard & Milburn, special tax counsel for the Companies, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) for United States federal income tax purposes, the Bonds will be treated as debt obligations of the Seller, and the Bond Issuer will not be subject to tax as an entity separate from the Seller; and

                 (ii) such counsel confirms as its opinion all other statements as to matters of law and legal conclusions contained in the Final Prospectus under the heading "Material Income Tax Matters for the Holders of the Transition Bonds" and "ERISA Considerations".

      In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of public officials and of responsible officers of the Companies.

            (f) The Representative and the Rating Agencies shall have received the opinion of Thelen Reid & Priest LLP, special New Jersey tax counsel for the Companies, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) for New Jersey State income tax purposes, the Bonds will be treated as debt obligations of the Seller, and the Bond Issuer will not be subject to tax as an entity separate from the Seller;

                 (ii) interest on the Bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes; and

                (iii) neither the State of New Jersey nor any of its political subdivisions currently imposes intangible personal property taxes.

      In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of public officials and of responsible officers of the Companies.

            (g) The Representative shall have received from Pillsbury Winthrop LLP, counsel for the Underwriters, such opinion, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the Registration Statement and other related matters as the Representative may reasonably require; each of the Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

      In rendering such opinion, such counsel may (A) assume the validity and continued effectiveness of the Statute, (B) rely, as to matters involving the application of laws of any jurisdiction other than the States of New York or (except as otherwise provided herein) Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (C) rely as to matters of fact, to the extent deemed proper, on certificates of public officials and of responsible officers of the Companies. References to the Final Prospectus in this paragraph (g) include any supplements thereto at the Closing Date.

            (h) The Representative and the Indenture Trustee shall have received a certificate of each of the Companies signed by each Company's Chairman, President or a Vice President and the Treasurer or the principal financial or accounting officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement (and, in the case of JCP&L, JCP&L's 2001 Annual Report on Form 10-K and all Exchange Act Reports filed subsequent thereto) and that:

                  (i) the representations and warranties of such Company in this Agreement, the Sale Agreement, the Servicing Agreement, the Indenture and the Administration Agreement, as the case may be and if such Company is a party thereto, are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and such Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; the Indenture has been duly qualified under the Trust Indenture Act;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such Company's knowledge, threatened; and

                (iii) since the date as of which information is given in (x) the most recent Exchange Act Report filed by JCP&L prior to the Execution Time (in the case of JCP&L) or (y) the Final Prospectus (exclusive of any supplement thereto) (in the case of the Bond Issuer), there has been no material adverse change or, in the reasonable judgment of JCP&L or the Bond Issuer, as applicable, any development involving a prospective material adverse change, in (A) the condition (financial or otherwise), prospects, earnings, business or properties of such Company and its subsidiaries, if any, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (B) the Bondable Transition Property, except as set forth in or contemplated in (1) the Exchange Act Reports filed by JCP&L prior to the Execution Time (in the case of JCP&L) or (2) the Final Prospectus (exclusive of any supplement thereto) (in the case of the Bond Issuer).

            (i) At the Closing Date, PricewaterhouseCoopers LLP, independent public accountants, shall have furnished to the Representative a letter or letters (which may refer to letters previously delivered to one or more of the Representative), dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the SEC thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of JCP&L and the Bond Issuer) specified by the Underwriters and set forth or incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of such Companies, excluding any questions of legal interpretation.

            Reference to the Final Prospectus in this paragraph (i) includes any supplement thereto at the date of the letter.

            In addition, except as provided in Schedule I hereto, at the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representative, to the effect set forth above.

            (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the (i) 2001 Annual Report on Form 10-K filed by JCP&L (in the case of JCP&L) and (ii) Registration Statement (exclusive of any amendment thereof filed after the Execution Time) and the Final Prospectus (exclusive of any supplement thereto) (in the case of the Bond Issuer), there shall not have been any change, or any development involving a prospective change, in or affecting (A) the prospects, earnings, business, properties or condition, financial or otherwise, of either of the Companies, (B) the capital stock or long term debt of the Bond Issuer or (C) the Bondable Transition Property, the Bonds, the Financing Order or the Statute, the effect of which is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (k) The Bonds shall have been rated in the highest long-term rating category by each of the Rating Agencies and, on or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Bonds or the debt securities of JCP&L by any Rating Agency and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Bonds or JCP&L's debt securities.

            (l) On or prior to the Closing Date, the Bond Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been made in accordance with the Statute and other applicable law, rules and regulations reflecting the grant of a security interest by the Bond Issuer in the Bondable Transition Property (and any other collateral for the Bonds) to the Indenture Trustee, including the filing of the U.C.C. financing statements in the office of the Secretary of State of the State of New Jersey.

            (m) On or prior to the Closing Date, the Bond Issuer shall have delivered to the Representative evidence, in form and substance satisfactory to the Representative, of the BPU's issuance of the Financing Order relating to the Bondable Transition Property.

            (n) Prior to the Closing Date, the Companies shall have furnished to the Representative such further information, certificates, opinions and documents as the Representative may reasonably request.

      If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Bond Issuer in writing or by telephone or telegraph confirmed in writing.

      8. Reimbursement of Underwriters' Expenses.

            (a) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Bond Issuer and JCP&L will pay, or cause to be paid, all costs and expenses incident to the performance of the obligations of JCP&L and the Bond Issuer hereunder, including, without limiting the generality of the foregoing, (i) all costs, taxes and expenses incident to the issue and delivery of the Bonds to the Underwriters, (ii) all fees, disbursements and expenses of JCP&L's and the Bond Issuer's counsel and accountants, (iii) all costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto), any preliminary prospectus, the base prospectus, any Preliminary Final Prospectus, the Final Prospectus and any amendments thereof or supplements thereto (except the cost of amending or supplementing the Final Prospectus after nine months following the Closing Date, which shall be at the expense of the Underwriters requesting same), (iv) all costs and expenses (including fees of counsel not exceeding $10,000, filing fees and other disbursements) incurred in connection with "Blue Sky" qualifications, examining the legality of the Bonds for the investment and the rating of the Bonds, (v) all costs and expenses of the Indenture Trustee, (vi) all costs and expenses incurred in the acquisition or preparation of documents required to be delivered by JCP&L or the Bond Issuer in connection with the closing of the transactions contemplated hereby, (vii) all costs and expenses required in connection with any filing with the National Association of Securities Dealers in connection with the transactions contemplated hereby and (viii) all costs and expenses of the printing and distribution of all documents in connection with the Bonds. Except as provided in this Section 8 and Section 9 hereof, the Underwriters will pay all their own costs and expenses, including any advertising expenses in connection with any offer they may make of the Bonds, but excluding reasonable fees and expenses of Pillsbury Winthrop LLP, counsel to the Underwriters, which fees and expenses of counsel shall be included in, and become part of, the Underwriters' fees and expenses to be paid by JCP&L.

            (b) If the sale of the Bonds provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 7 hereof is not satisfied, because of any termination pursuant to
Section 11 hereof or because of any refusal, inability or failure on the part of any of the Companies to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 10 hereof) by any of the Underwriters, the Companies will, jointly and severally, reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of their counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Bonds.

      9. Indemnification and Contribution.

            (a) Each of the Companies will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, members and employees of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Bonds as originally filed or in any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, any untrue statement or alleged untrue statement of a material fact contained in the base prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any amendment thereof or supplement thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Bondable Transition Property Information and the Computational Materials and ABS Term Sheets delivered to investors by any Underwriter, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Companies will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bond Issuer or JCP&L by or on behalf of any Underwriter through the Representative specifically for inclusion therein; provided, further, that the foregoing indemnity with respect to the base prospectus or any Preliminary Final Prospectus shall not inure to the benefit of an Underwriter if a copy of the Final Prospectus as amended or supplemented had not been sent or given by or on behalf of such Underwriter to the person asserting such losses, claims, damages or liabilities concurrently with or prior to the delivery of the written confirmation of the sale of the Bonds to such person and the untrue statement or omission of a material fact contained in the base prospectus or such Preliminary Final Prospectus was corrected in the Final Prospectus, as amended or supplemented. This indemnity agreement will be in addition to any liability which any of the Companies may otherwise have. The Companies and the Underwriters hereby acknowledge and agree that the statements set forth in the second through fifth sentences of the second paragraph, the second sentence of the third paragraph, and the entire fourth through sixth paragraphs under the heading "Underwriting the Series 2002-A Transition Bonds" in any Preliminary Final Prospectus or the Final Prospectus constitute the only written information furnished to JCP&L or the Bond Issuer by or on behalf of any Underwriter specifically for inclusion in any document referenced in clauses (a)(i) or
(a)(ii) above.

            (b) Each Underwriter severally agrees to indemnify and hold harmless the Companies, JCP&L's directors, the Bond Issuer's Managers, each of the Bond Issuer's officers who signs the Registration Statement, and each person who controls the Companies within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Companies to each Underwriter pursuant to Section 9(a)(i) hereof, but only with reference to written information relating to such Underwriter furnished to the Bond Issuer or JCP&L by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party (and shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnified party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the Companies and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which any of the Companies or any of the Underwriters may be subject in such proportions that each Underwriter is responsible for that portion of the Losses represented by the percentage that the total commissions and underwriting discounts received by such Underwriter bears to the total sale price received by the Bond Issuer from the offering of the Bonds (before deducting expenses), and the Bond Issuer is responsible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Bonds) be responsible for any amount in excess of the underwriting discount or commission applicable to the Bonds purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Companies and the Underwriters shall contribute in such proportion as is appropriate to reflect not only the relative amounts received from the offering of the Bonds as discussed in the preceding sentence but also the relative fault of the Companies and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by any of the Companies or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Companies and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, member and employee of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Bond Issuer or JCP&L within the meaning of either the Act or the Exchange Act, each officer of the Bond Issuer who shall have signed the Registration Statement and each director of JCP&L or Manager of the Bond Issuer shall have the same rights to contribution as the Bond Issuer or JCP&L, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Bonds agreed to be purchased by such Underwriter or Underwriters hereunder, the Representative may in its discretion arrange for the nondefaulting Underwriters or another party or other parties to purchase such Bonds on the terms contained herein. If within 36 hours after such default by any Underwriter the Representative does not arrange for the purchase of such Bonds, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Bonds set forth opposite the names of all the remaining Underwriters) the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Bonds set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Bonds, and if such nondefaulting Underwriters do not purchase all the Bonds, this Agreement will terminate without liability to any nondefaulting Underwriter or any of the Companies. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to any of the Companies and any nondefaulting Underwriter for damages occasioned by its default hereunder.

      11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Bond Issuer and JCP&L prior to delivery of and payment for the Bonds, if prior to such time there shall have occurred (i) any change, or any development involving a prospective change, in or affecting the Bondable Transition Property, the Bonds, the Financing Order or the Statute, the effect of which, in the judgment of the Representative, materially impairs the investment quality of the Bonds or makes it impractical or inadvisable to market the Bonds, (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange,
(iii) a suspension or material limitation in trading in the securities of JCP&L,
(iv) the declaration of a general moratorium on commercial banking activities by federal, New York State or New Jersey State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (v) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (vi) any other calamity or crisis or any change in financial conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Final Prospectus (exclusive of any supplement thereto).

      12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each of the Companies or their respective officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of any of the Companies or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Bonds. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement and, to the fullest extent permitted by applicable law, the invalidation (for any reason) of the Statute or the Financing Order.

      13. Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representative, to it at the address specified in Schedule I hereto; and if sent to any of the Companies, to it c/o GPU Service, Inc., 76 South Main Street, Akron, Ohio 44308-1890, Telecopy: (330) 384-3772. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

      14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

      15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

      16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

      17. Miscellaneous. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the SEC's office in Washington, D.C. is open for business.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Companies and the several Underwriters.


                                   Very truly yours,


                                   JERSEY CENTRAL POWER & LIGHT COMPANY


                                   By:   /s/ Richard H. Marsh
                                      ---------------------------------
                                      Name:  Richard H. Marsh
                                      Title: Senior Vice President & Chief
                                             Financial Officer


                                   JCP&L TRANSITION FUNDING LLC


                                   By:   /s/ Richard H. Marsh
                                      ---------------------------------
                                      Name:  Richard H. Marsh
                                      Title: Senior Vice President & Chief
                                             Financial Officer


CONFIRMED AND ACCEPTED
on behalf of each of the Underwriters
Goldman, Sachs & Co.


   /s/ Goldman, Sachs & Co.
-----------------------------------
      (Goldman, Sachs & Co.)

                                   SCHEDULE I


Name(s) of Underwriter(s):
      Goldman, Sachs & Co.
      Morgan Stanley & Co. Incorporated
      Salomon Smith Barney Inc.

The offering of the Bonds is a Delayed Offering.

Address for Notices to Representative:
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Fax: (212) 902-3000

                                   SCHEDULE II
                                   -----------

                                    CLASS A-1

      ----------------------------------------------------------------------
      NAME OF UNDERWRITER                  PURCHASE PRICE   PRINCIPAL AMOUNT
                                             PERCENTAGE         OF BONDS
                                              OF BONDS
      ----------------------------------------------------------------------
      Goldman, Sachs & Co...........           99.94493%      $63,777,700
      ----------------------------------------------------------------------
      Morgan Stanley & Co.                     99.94493%       18,222,200
      Incorporated..................
      ----------------------------------------------------------------------
      Salomon Smith Barney Inc......           99.94493%        9,111,100
      ----------------------------------------------------------------------
           TOTAL....................           99.94493%      $91,111,000
                                                              ============
      ----------------------------------------------------------------------


                                    CLASS A-2

      ----------------------------------------------------------------------
      NAME OF UNDERWRITER                  PURCHASE PRICE   PRINCIPAL AMOUNT
                                             PERCENTAGE         OF BONDS
                                              OF BONDS
      ----------------------------------------------------------------------
      Goldman, Sachs & Co...........           99.93494%      $36,607,900
      ----------------------------------------------------------------------
      Morgan Stanley & Co.                     99.93494%       10,459,400
      Incorporated..................
      ----------------------------------------------------------------------
      Salomon Smith Barney Inc......           99.93494%        5,229,700
      ----------------------------------------------------------------------
           TOTAL....................           99.93494%      $52,297,000
                                                              ===========
      ----------------------------------------------------------------------


                                    CLASS A-3

      ----------------------------------------------------------------------
      NAME OF UNDERWRITER                  PURCHASE PRICE   PRINCIPAL AMOUNT
                                             PERCENTAGE         OF BONDS
                                              OF BONDS
      ----------------------------------------------------------------------
      Goldman, Sachs & Co...........           99.89185%      $53,952,500
      ----------------------------------------------------------------------
      Morgan Stanley & Co.                     99.89185%       15,415,000
      Incorporated..................
      ----------------------------------------------------------------------
      Salomon Smith Barney Inc......           99.89185%        7,707,500
      ----------------------------------------------------------------------
           TOTAL....................           99.89185%      $77,075,000
                                                              ===========
      ----------------------------------------------------------------------


                                    CLASS A-4

      ----------------------------------------------------------------------
      NAME OF UNDERWRITER                  PURCHASE PRICE   PRINCIPAL AMOUNT
                                             PERCENTAGE         OF BONDS
                                              OF BONDS
      ----------------------------------------------------------------------
      Goldman, Sachs & Co...........           99.92083%      $69,661,900
      ----------------------------------------------------------------------
      Morgan Stanley & Co.                     99.92083%       19,903,400
      Incorporated..................
      ----------------------------------------------------------------------
      Salomon Smith Barney Inc......           99.92083%        9,951,700
      ----------------------------------------------------------------------
           TOTAL....................           99.92083%      $99,517,000
                                                              ===========
      ----------------------------------------------------------------------

                              TOTAL FOR ALL CLASSES

      ----------------------------------------------------------------------
      NAME OF UNDERWRITER                                   PRINCIPAL AMOUNT
                                                                OF BONDS
      ----------------------------------------------------------------------
      Goldman, Sachs & Co.............................       $224,000,000
      ----------------------------------------------------------------------
      Morgan Stanley & Co. Incorporated...............         64,000,000
      ----------------------------------------------------------------------
      Salomon Smith Barney Inc........................         32,000,000
      ----------------------------------------------------------------------
           TOTAL......................................       $320,000,000
                                                             ============
      ----------------------------------------------------------------------

                                  SCHEDULE III
                                  ------------

All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the information contained in the final Prospectus and related Prospectus Supplement for any securities actually sold to you. This Term Sheet is furnished to prospective investors on a confidential basis solely for the purposes of evaluating the investment offered hereby. The information contained herein may not be reproduced or used in whole or in part for any other purposes.

No securities are being offered by these summary materials. If the securities described herein or other securities are ultimately offered, they will be offered only pursuant to a definitive Prospectus and related Prospectus Supplement, and prospective investors who consider purchasing any such securities should make their investment decisions based only upon the information provided therein and consultation with their own advisers. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the information contained in any final Prospectus and related Prospectus Supplement for any securities actually sold to you. Goldman Sachs does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing limitation of any kind.

                                    EXHIBIT A
                                    ---------

                  [Opinion Regarding Security Interest Matters]

1. The provisions of the Sale Agreement together with the Bill of Sale are effective to create, in favor of the Bond Issuer, a valid security interest (as such term is defined in Section 1-201 of the Uniform Commercial Code in the State of New Jersey (the "New Jersey UCC")) in the Seller's rights in Bondable Transition Property (the "Transferred Bondable Transition Property") described in the Bill of Sale.

2. Upon the filing of the financing statement naming the Seller as debtor and the Bond Issuer as secured party, describing the Transferred Bondable Transition Property as the collateral and referring to the Financing Order (the "JCP&L Financing Statement"), the security interest in favor of the Bond Issuer in the Seller's rights in the Transferred Bondable Transition Property was perfected.

3. No other security interest of any other creditor of the Seller is equal or prior to the security interest of the Bond Issuer in the Seller's rights in the Transferred Bondable Transition Property.

4. The provisions of the Indenture are effective to create, in favor of the Indenture Trustee for the benefit of the Transition Bondholders to secure the obligations of the Bond Issuer under the Indenture to the Transition Bondholders, a valid security interest in all of the Bond Issuer's rights, title and interest in, to and under the Transferred Bondable Transition Property and that portion of the Collateral (i) in which a security interest may be created under Article 9 of the New Jersey UCC and (ii) which is described in the Indenture as subject to the security interest of the Indenture.

5. Upon the filing of the financing statements naming the Bond Issuer as debtor and the Indenture Trustee for the benefit of the Transition Bondholders as secured party, describing the Transferred Bondable Transition Property as collateral and referring to the Financing Order (the "Issuer Financing Statements"), the security interest in favor of the Indenture Trustee for the benefit of the Transition Bondholders in the Bond Issuer's rights in the Transferred Bondable Transition Property and in the Bond Issuer's rights in that portion of the Collateral in which a security interest can be perfected by filing a financing statement in the office of the Delaware Secretary of State (the "DE Filing Office") and the office of the New Jersey Secretary of State (the "NJ Filing Office") was perfected.

6. No other security interest of any other creditor of the Bond Issuer is equal or prior to the security interest of the Indenture Trustee for the benefit of the Transition Bondholders in the Transferred Bondable Transition Property.

7. The provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee for the benefit of the Transition Bondholders to secure the obligations of the Bond Issuer under the Indenture to the Transition Bondholders in the Bond Issuer's rights in all Security Entitlements. The provisions of the Indenture are effective to perfect such security interest of the Indenture Trustee for the benefit of the Transition Bondholders in the Security Entitlements. No other security interest of any other creditor of the Bond Issuer is equal or prior to such security interest of the Indenture Trustee for the benefit of the Transition Bondholders in the Security Entitlements. As used herein: (i) "Securities Intermediary" means The Bank of New York solely in its capacity as a "securities intermediary" as defined in the New Jersey UCC, the Uniform Commercial Code in the State of New York (the "New York UCC") or the Uniform Commercial Code in the State of Delaware (the "Delaware UCC"), as appropriate (the "Relevant UCC") and the Federal Book-Entry Regulations;
    (ii) "Securities Account" means account number __________ established at the Securities Intermediary in the name of JCP&L Transition Funding LLC, subject to the lien of the Indenture Trustee for the benefit of the Transition Bondholders, which we have been informed is the Collection Account established pursuant to the Indenture; (iii) "Security Entitlements" means "security entitlements" (as defined in Section 8-102(a)(17) of the Relevant
    UCC) with respect to "financial assets" (as defined in Section 8-102(a)(9) of the Relevant UCC) now or hereafter credited to the Securities Account and, with respect to Federal Book-Entry Securities (as hereinafter defined), "security entitlements" within the meaning of the Federal Book-Entry Regulations with respect to Federal Book-Entry Securities now or hereafter credited to the Securities Account; (iv) "Federal Book-Entry Regulations" means the United States Department of the Treasury's regulations governing the transfer and pledge of Treasury bills, notes and bonds issued by the U.S. Treasury and maintained in the form of entries in the TRADES book-entry system in the records of the federal reserve banks and set forth in 61 Fed. Reg. 43626 (1996) (codified at 31 C.F.R. Part 357) and the United States Department of Housing and Urban Development's regulations governing the transfer and pledge of securities issued by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") in each case maintained in the form of entries in the records of federal reserve banks and set forth in 62 Fed. Reg. 28975 (1997) (codified at 24 C.F.R. Part 81); and (v) "Federal Book-Entry Securities" means securities issued in book-entry form by the United States Treasury, FNMA or FHLMC which are subject to the Federal Book-Entry Regulations.

8. You have asked under the New Jersey UCC what law governs perfection of the security interest of the Bond Issuer and the Indenture Trustee in the Transferred Bondable Transition Property. Pursuant to Section 9-301(a) of the New Jersey UCC, the law of the State of New Jersey governs the perfection of the security interest granted by the Seller in favor of the Bond Issuer and the law of the State of Delaware governs the perfection of the security interest granted by the Bond Issuer in favor of the Indenture Trustee in the Transferred Bondable Transition Property.

                                    EXHIBIT B
                                    ---------

             [Opinion Regarding True Sale Nature of the Transfer of
                 Bondable Transition Property Under the Statute]

1. Upon the delivery of the fully executed Sale Agreement and the Bill of Sale to the Bond Issuer and the receipt by the Seller of consideration as specified therein, (A) the Transferred Bondable Transition Property constituted a vested, presently existing property right and the transfer of the Transferred Bondable Transition Property by the Seller to the Bond Issuer pursuant to the Sale Agreement conveyed all of the Seller's right, title and interest in, to and under the Transferred Bondable Transition Property to the Bond Issuer and (B) the Transferred Bondable Transition Property was vested ab initio in the Bond Issuer pursuant to the Sale Agreement.

2. The provisions of the Sale Agreement and the Bill of Sale are effective to constitute a sale or other absolute transfer to the Bond Issuer of all of the Seller's right, title and interest in, to and under the Transferred Bondable Transition Property, and not a borrowing secured by the Transferred Bondable Transition Property, other than for federal, state and local tax purposes and financial accounting purposes.

3. The JCP&L Financing Statement is in an appropriate form for filing in the NJ Filing Office. Upon the proper filing of the JCP&L Financing Statement in the NJ Filing Office, together with the tender of the required filing fee, the transfer by the Seller of the Transferred Bondable Transition Property to the Bond Issuer was perfected as against third persons.

4. The transfer by the Seller of the Transferred Bondable Transition Property to the Bond Issuer has been perfected as against third persons by the issuance of the Financing Order by the BPU, the execution and delivery of the Sale Agreement and the Bill of Sale by the parties thereto and the filing of the JCP&L Financing Statement in accordance with the Statute.

5. The transfer by the Seller of the Transferred Bondable Transition Property to the Bond Issuer has priority over any other assignment of the Transferred Bondable Transition Property by the Seller and is subject to no liens created prior to such transfer as provided in the Statute.

                                    EXHIBIT C
                                    ---------

                [Certain Bankruptcy and Creditors' Rights Issues
            Involving the Issuer Limited Liability Company Agreement]

In a properly presented and argued case, as a legal matter, and under existing law, a bankruptcy court would hold that:

1. The bankruptcy or dissolution of the Seller would not, by itself, cause the Bond Issuer to be dissolved or its affairs to be wound up.

2. A judgment creditor of the Seller may not satisfy its claims against the Seller by asserting these claims directly against the assets of the Bond Issuer.

3.  (A)  The Bond Issuer is a separate legal entity.

    (B) The existence of the Bond Issuer as a separate legal entity will continue until the cancellation of the Issuer Certificate of Formation.

                                    EXHIBIT D
                                    ---------

                        [Delaware LLC Bankruptcy Issues]

In a properly presented and argued case, as a legal matter, and based upon existing case law, a bankruptcy court would hold that compliance with those provisions of the Issuer Limited Liability Company Agreement requiring the prior unanimous written consent of the Bond Issuer's Managers to commence a voluntary case under Title 11 of the United States Code (a "Voluntary Case") is necessary in order to commence a Voluntary Case.

                                    EXHIBIT E
                                    ---------

        [Jersey Central Power & Light Company Certain Corporate Matters]

1. Each of the Basic Documents and Bonds to which the Seller is a party (other than the Underwriting Agreement) constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms under the laws of the State of New Jersey.

2. The Underwriting Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms under the laws of the State of New York.

                                    EXHIBIT F
                                    ---------

            [Jersey Central Power & Light Company Corporate Matters]

1. The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, and is duly qualified to do business in each jurisdiction (and is in good standing under the laws of all such jurisdictions) where the nature of the Seller's business requires such qualification to the extent such qualification and good standing is necessary for the validity and enforceability of the Underwriting Agreement, the Basic Documents and the Bonds (the "Transaction Documents"). The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents to which the Seller is a party and to own, lease or operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus.

2. The execution, delivery and performance by the Seller of the Transaction Documents to which the Seller is a party and the consummation by the Seller of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Seller, and each of the Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller.

3. All consents, approvals and authorizations of, or filings or registrations with, any governmental body, authority or agency applicable to the Seller and required as a condition to the validity of the Transaction Documents to which the Seller is a party or in connection with the execution, delivery and performance by the Seller of the Transaction Documents to which the Seller is a party have been obtained or made.

4. The execution, delivery and performance by the Seller of the Transaction Documents to which the Seller is a party, each in accordance with its terms, do not and will not: (a) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, the restated certificate of incorporation or by-laws of the Seller; (b) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture or material agreement or other instrument known to us to which the Seller is a party or by which the Seller or any of its property is bound; (c) result in the creation or imposition of any security interest or lien on any properties of the Seller, pursuant to the terms of any such indenture, agreement or instrument known to us (other than as contemplated by the Transaction Documents, the Financing Order and Section 22 of the Statute (N.J.S.A. ss.48:3-71)); or (d) violate any law or any consent, order (including the Financing Order), rule, regulation or decree, known to us, of any court or of any federal or state regulatory body, administrative agency or other governmental authority having jurisdiction over the Seller or any of its properties.

5. There is no pending or, to our knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Seller or involving or relating to the Financing Order or the Restructuring Order or the collection of the Transition Bond Charge or the use and enjoyment of the Transferred Bondable Transition Property under the Statute, or challenging the validity or enforceability of the Sale Agreement, the Indenture, the Bonds, the Servicing Agreement or the

    Administration Agreement, in each case which is of a character required to be disclosed in the Registration Statement or the Final Prospectus that is not adequately disclosed in the Registration Statement or the Final Prospectus as required, and there is no contract or other document of a character required to be described in the Registration Statement or the Final Prospectus or filed as an exhibit to the Registration Statement that is not described or filed as required.

                                    EXHIBIT G
                                    ---------

                      [Regulatory Issues under the Statute]

1. The Restructuring Order and the Financing Order have been duly authorized and issued by the BPU in accordance with all applicable laws, rules and regulations, including the Statute; the Restructuring Order and the Financing Order and the process by which they were issued comply with all applicable laws, rules and regulations, including the Statute; and the Restructuring Order (insofar as it relates to the transaction contemplated by the Transaction Documents (the "Transaction")) and the Financing Order are in full force and effect and are final and nonappealable.

2. The Statute has been duly enacted by the Legislature of the State of New Jersey in accordance with all applicable laws, is in full force and effect and the effectiveness or constitutionality of the Statute (insofar as it relates to the Transaction), to the best of our knowledge, is not the subject of any pending appeal or litigation. The provisions of the Statute relating to the Bonds are constitutional under the Constitutions of the United States and the State of New Jersey.

3. Section 16.b of the Statute, which provides that neither the BPU nor any other governmental entity has the authority, directly or indirectly, legally or equitably to (A) rescind, alter, repeal, modify or amend the Financing Order, (B) revalue, reevaluate or revise the amount of the Bondable Stranded Costs, (C) determine that the Transition Bond Charge or the revenues required to recover Bondable Stranded Costs are unjust or unreasonable, or
    (D) in any way reduce the value of the Transferred Bondable Transition Property, applies to the Transaction.

4. The Bonds are "transition bonds" within the meaning of Section 3 of the Statute, and the Bonds are entitled to the protections provided under the Statute.

5. The Bond Issuer is a "financing entity" within the meaning of Section 3 of the Statute.

6. There presently is no judicial, statutory or constitutional authority in the State of New Jersey for a voter initiative or referendum for the purpose of amending or repealing the Statute.

7. The provisions of the Statute are severable, such that if any provision of the Statute or its application to any person or circumstance is held invalid by any court of competent jurisdiction, the invalidity shall not affect any other provision or the applications of the Statute which can be given effect without the invalid provision or application.

8. The Transaction, as contemplated by the Underwriting Agreement and the Final Prospectus, conforms to the terms of the Financing Order.

9. The Financing Order authorizes the issuance of the Bonds, the transfer of the Transferred Bondable Transition Property to the Bond Issuer, the imposition of the Transition Bond Charge and the periodic adjustments of the Transition Bond Charge. The sections of the Financing Order authorizing the foregoing are irrevocable.

                                    EXHIBIT H
                                    ---------

                    [Constitutional Issues - Contract Clause]

While there is no case law which considers the application of the United States or New Jersey Contract Clauses specifically to the Statute, we have considered existing case law concerning the application of the Contract Clause of the United States Constitution and parallel state constitutional provisions to legislation which reduces or eliminates taxes, public charges or other sources of revenues which support bonds issued by public instrumentalities or private issuers, or which otherwise reduces or eliminates the security for bonds. Based on interpretation of existing case law, under the Contract Clauses of the United States Constitution and the New Jersey Constitution, the State of New Jersey, including the BPU, could not, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, repeal or amend the Statute by means of the legislative process or take or refuse to take (through the BPU or otherwise) any action required under the pledge and agreement contained in Section 17.a of the Statute, or take or refuse to take any other action, if any such repeal or amendment or the action or inaction would substantially impair the rights of the owners of the Transferred Bondable Transition Property or the Transition Bondholders or otherwise limit, alter, impair or reduce the value or amount of the Transferred Bondable Transition Property, unless that action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying that action.

                                    EXHIBIT I
                                    ---------

                    [Constitutional Issues - Takings Clause]

A reviewing court would conclude that the repeal of the Statute by the New Jersey Legislature or any other action taken by the New Jersey Legislature, including by amending the Statute, that substantially impairs the rights of the owners of Transferred Bondable Transition Property or the Transition Bondholders or otherwise substantially limits, alters, impairs or reduces the value or amount of the Transferred Bondable Transition Property, without paying just compensation under the Takings Clauses of the United States Constitution and the New Jersey Constitution (any such repeal or action is referred to as an "Impairment Action") constituted a compensable taking under the Takings Clauses of the United States and New Jersey Constitutions if it determined: (A) that the Transferred Bondable Transition Property is property of a type protected by the Federal Takings Clause or the New Jersey Takings Clause; and (B) that the Impairment Action effected a regulatory taking of the Transferred Bondable Transition Property. To determine whether a compensable taking had occurred, the court would determine whether to apply principles developed in the real property context to an analysis of the Impairment Action. Those principles would require a determination of whether the Impairment Action denied the Transition Bondholders all economically or productive use of the Transferred Bondable Transition Property, under circumstances such as a legislative ban on the use of the Transferred Bondable Transition Property for the timely payments of principal and interest on the Bonds. If all economically beneficial or productive use of the Transferred Bondable Transition Property were not denied, the court would undertake an ad hoc factual inquiry by considering the factors enumerated in Penn Central Transp. Co. v. New York City, 438 U.S. 104, 124
(1978), to an analysis of the Impairment Action, in which event the court would assess: (1) the character of the government action, including whether the government action substantially advanced legitimate government interests; (2) the economic impact of the regulation, including whether the State of New Jersey's action would prevent timely payment of the Bonds; and (3) the extent to which the regulation interfered with reasonable investment-backed expectations.

                                    EXHIBIT J
                                    ---------

                               [Mortgage Opinion]

Based on the reasoned analysis of the Statute and the Indenture of the Seller to The Bank of New York (successor to United States Trust Company of New York), dated as of March 1, 1946, as amended and supplemented by 54 Supplemental Indentures (as so amended and supplemented, the "Mortgage"), the Transferred Bondable Transition Property is not subject to the lien of the Mortgage.

                                    EXHIBIT K
                                    ---------

                         [JCP&L Transition Funding LLC]

1. The Bond Issuer is duly qualified to do business in each jurisdiction (and is in good standing under the laws of all such jurisdictions) where the nature of the Bond Issuer's business requires such qualification to the extent such qualification and good standing is necessary for the validity and enforceability of the Transaction Documents.

2. Each of the Transaction Documents has been duly executed and delivered by the Bond Issuer.

3. The issue and sale of the Bonds by the Bond Issuer and the execution, delivery and performance by the Bond Issuer of the Transaction Documents, each in accordance with its terms, do not and will not: (a) conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture or agreement or other instrument to which the Bond Issuer is a party or by which the Bond Issuer or any of its property is bound (the "Issuer Applicable Contracts");
    (b) result in the creation or imposition of any security interest or lien on any properties of the Bond Issuer pursuant to the terms of any of the Issuer Applicable Contracts (other than as contemplated by the Transaction Documents, the Financing Order and Section 22 of the Statute); (c) require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, governmental or regulatory authority or agency other than any such approvals, notices or actions which have been obtained, made or taken; or (d) violate any law, rule or regulation, or any consent, order (including the Financing Order) or decree known to us, of any court or of any federal or state regulatory body, administrative agency or other governmental authority having jurisdiction over the Bond Issuer or any of its properties.

4. Each of the Transaction Documents (other than the Underwriting Agreement) constitutes the valid and legally binding obligation of the Bond Issuer, enforceable against the Bond Issuer in accordance with its terms.

5. The Underwriting Agreement constitutes the valid and binding obligation of the Bond Issuer, enforceable against the Bond Issuer in accordance with its terms under the laws of the State of New York.

6. The Bonds have been duly executed and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be duly issued and constitute the valid and legally binding obligations of the Bond Issuer enforceable against the Bond Issuer in accordance with their respective terms, and will be entitled to the benefits of the Indenture.

7. The Indenture has been duly qualified under the TIA, and neither the Sale Agreement nor the Servicing Agreement is required to be registered under the TIA.

8. The Registration Statement has become effective under the Act; any required filing of the base prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and the documents or portions thereof filed with the SEC pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Final Prospectus (other than the financial and statistical information contained therein, as to which we express no opinion), complied as to form when filed in all material respects with the requirements of the Exchange Act and the rules thereunder.

9. Neither of the Companies is or, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Final Prospectus, will be required to be registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                                    EXHIBIT L
                                    ---------

            [JCP&L Transition Funding LLC 10b-5/Fair Summary Matters]

1. The statements set forth in the Final Prospectus (i) under the headings "The Competition Act", "JCP&L's Restructuring", "The BPU Financing Order and the Transition Bond Charge", "Servicing of the Bondable Transition Property", "JCP&L Transition Funding LLC, The Issuer", "The Transition Bonds" (other than the statements under the subheading "Transition Bonds will be Issued in Book-Entry Form"), "The Sale Agreement", "The Servicing Agreement", "The Indenture", "Credit Enhancement", "Description of Bondable Transition Property" and "The Transition Bond Charge", in each case to the extent that such statements constitute matters of New Jersey or federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions, and (ii) under the heading "How a Bankruptcy of JCP&L or the Servicer May Affect Your Investment" fairly summarize the matters described therein.

2. The descriptions of the Bonds, the Indenture, the Servicing Agreement and the Sale Agreement contained in the Final Prospectus (other than, with respect to the Bonds, the statements under the subheading "The Transition Bonds--Transition Bonds will be Issued in Book-Entry Form") constitute accurate summaries in all material respects of the terms of the forms of such Bonds or documents, as the case may be.

3. The statements included in the Final Prospectus under the headings "The Competition Act", "JCP&L's Restructuring" and "The BPU Financing Order and the Transition Bond Charge", to the extent they purport to summarize certain provisions of the Statute and the Financing Order, fairly summarize such provisions.

4.  Nothing has come to our attention that would lead us to believe that either
    (A) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that we express no view with respect to (i) the statistical and financial information included or incorporated by reference therein, (ii) the Indenture Trustee's Statement of Eligibility and Qualification under the TIA on Form T-1, and (iii) the statements under the subheading "The Transition Bonds--Transition Bonds will be Issued in Book-Entry Form", or (B) the Final Prospectus, at the time it was filed with, or transmitted for filing to, the SEC or on the date hereof, contained or contains, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to (i) the statistical and other financial information included or incorporated by reference therein, (ii) the Indenture Trustee's Statement of Eligibility and Qualification under the TIA on Form T-1, and (iii) the statements under the subheading "The Transition Bonds--Transition Bonds will be Issued in Book-Entry Form".

                                    EXHIBIT M
                                    ---------

               [Opinion Regarding True Sale Nature of the Transfer
                        of Bondable Transition Property]

If the Seller became the debtor in a case under the United States Bankruptcy Code (Title 11, U.S.C.) (the "Bankruptcy Code"), and the matter were properly briefed and presented to a court, the court would hold that a transfer of Transferred Bondable Transition Property (including the collections thereon) in the form and manner set forth in the Sale Agreement would constitute an absolute sale of the Transferred Bondable Transition Property (including the collections thereon) rather than a borrowing by the Seller secured by such Transferred Bondable Transition Property, such that the Transferred Bondable Transition Property (including the collections thereon) would not be property of the estate of the Seller under Section 541(a) of the Bankruptcy Code, and thus the Bond Issuer's rights to and with respect to the Transferred Bondable Transition Property (including the collections thereon) would not be impaired by the operation of the automatic stay under Section 362(a) of the Bankruptcy Code.

                                    EXHIBIT N
                                    ---------

                         [Substantive Nonconsolidation]

In the event the Seller were to be a debtor in a case under the Bankruptcy Code, if the matter were properly briefed and presented to a court, the court would not disregard the separate legal existence of the Seller and the Bond Issuer so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of the Bond Issuer with the bankruptcy estate of the Seller.

                                    EXHIBIT O
                                    ---------

                         [JCP&L Transition Funding LLC]

1. The Certificate of Formation of the Bond Issuer, dated as of February 24, 2000 (the "Issuer Certificate of Formation"), has been duly filed with the Secretary of State of the State of Delaware.

2. The Bond Issuer has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

3. The Issuer Limited Liability Company Agreement constitutes a legal, valid and binding agreement of the Seller, as the sole member of the Bond Issuer, and is enforceable against the Seller, in accordance with its terms.

4. If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) in order for any Person to file a voluntary bankruptcy petition on behalf of the Bond Issuer, the prior unanimous consent of the Managers, including each of the Independent Managers, as provided for in Section 3.04(b)(iv) of the Issuer Limited Liability Company Agreement, is required, and (ii) such provision, contained in Section 3.04(b)(iv) of the Issuer Limited Liability Company Agreement, that requires the prior unanimous consent of the Managers, including each of the Independent Managers, in order for a Person to file a voluntary bankruptcy petition on behalf of the Bond Issuer, constitutes a legal, valid and binding agreement of the Seller, and is enforceable against the Seller, as the sole member of the Bond Issuer, in accordance with its terms.

5. Under the Delaware Limited Liability Company Act, 6 Del. C.ss.18-101, et seq. (the "LLC Act"), and the Issuer Limited Liability Company Agreement, the Bankruptcy (as defined in the Issuer Limited Liability Company Agreement) or dissolution of the Seller will not, by itself, cause the Bond Issuer to be dissolved or its affairs to be wound up.

6. While, under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Seller may be able to charge the Seller's share of any profits and losses of the Bond Issuer and the Seller's right to receive distributions of the Bond Issuer's assets ("JCP&L's Interest"), and the court may appoint a receiver of the share of the distributions due or to become due to the Seller in respect of the Bond Issuer, the receiver shall have only the rights of an assignee of JCP&L's Interest. Under the LLC Act, no creditor of the Seller shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Bond Issuer. Thus, under the LLC Act, a judgment creditor of the Seller may not satisfy its claims against the Seller by asserting a claim against the assets of the Bond Issuer.

7. Under the LLC Act, (i) the Bond Issuer is a separate legal entity and (ii) the existence of the Bond Issuer as a separate legal entity shall continue until the cancellation of the Issuer Certificate of Formation.

8. Under the LLC Act and the Issuer Limited Liability Company Agreement, the Bond Issuer has all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Transaction Documents, and to own, lease or operate its properties and conduct its business, all as described in the Final Prospectus and the Registration Statement.

9. Under the LLC Act and the Issuer Limited Liability Company Agreement, the execution and delivery of the Transaction Documents, and the consummation by the Bond Issuer of the transactions contemplated thereby, have been duly authorized by all necessary limited liability company action on the part of the Bond Issuer.

10. Under the LLC Act and the Issuer Limited Liability Company Agreement, the issuance of the Bonds has been duly authorized by all necessary limited liability company action on the part of the Bond Issuer.

11. We have reviewed the statements made in the Final Prospectus under the caption "JCP&L Transition Funding LLC, The Issuer" and, insofar as it contains statements of Delaware law, such statements are fairly presented.

12. The issue and sale of the Bonds by the Bond Issuer, the execution and delivery by the Bond Issuer of each of the Underwriting Agreement and the Basic Documents, the performance by the Bond Issuer of its obligations hereunder and thereunder, and the performance by the Bond Issuer of its obligations under the Issuer Limited Liability Company Agreement and the Issuer Certificate of Formation, each in accordance with its terms, do not
    (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, the Issuer Certificate of Formation or the Issuer Limited Liability Company Agreement, (ii) require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any (A) court of the State of Delaware, (B) governmental or regulatory authority of the State of Delaware or (C) agency of the State of Delaware, other than any such approvals, notices or actions which have been obtained, made or taken, or (iii) violate any law of the State of Delaware.

13. After due inquiry on June 10, 2002, limited to, and solely to the extent disclosed thereupon, court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, of the United States District Court sitting in the State of Delaware, and of the United States Bankruptcy Court sitting in the State of Delaware, we are not aware of any legal or governmental proceeding pending against the Bond Issuer.